EXHIBIT 99.2

PIK HOLDINGS, INC.

Consolidated Financial Statements

October 2, 2016

(With Independent Auditors’ Report Thereon)

PIK HOLDINGS, INC.

Independent Auditors’ Report

The Board of Directors
Pik Holdings, Inc.:

We have audited the accompanying consolidated financial statements of Pik Holdings, Inc. and its subsidiaries, which comprise the consolidated balance sheet as of October 2, 2016, and the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for the fiscal year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the financial position of Pik Holdings, Inc. and its subsidiaries as of October 2, 2016, and the results of their operations and their cash flows for the fiscal year then ended in accordance with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Denver, Colorado
December 9, 2016

PIK HOLDINGS, INC.

Consolidated Balance Sheet

October 2, 2016

(In thousands, except share and per share amounts)

Assets
Current assets:
Cash and cash equivalents	$7,350
Accounts receivable, net of allowance for doubtful accounts of $150	45,952
Inventories, net	32,599
Refundable income taxes	1,482
Prepaid insurance	703
Other current assets	1,602
Total current assets	89,688
Property, plant, and equipment, net	21,774
Goodwill	215,363
Intangible assets and other assets, net	206,251
Total assets	$533,076
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$18,844
Accrued income taxes	81
Payable to predecessor	1,516
Accrued liabilities	16,436
Total current liabilities	36,877

Long-term debt (net of debt issuance and original issue discount costs combined of $9,198)	357,570
Deferred income taxes	71,355
Payable to predecessor - net of current portion	1,684
Total liabilities	467,486
Stockholders’ equity:
Common stock, $0.01 par value. Authorized 250,000 shares; issued and outstanding,138,001 shares	1
Additional paid-in capital	141,212
Accumulated deficit	(75,409)
Accumulated other comprehensive loss	(214)
Total stockholders’ equity	65,590
Total liabilities and stockholders’ equity	$533,076

See accompanying notes to consolidated financial statements.

PIK HOLDINGS, INC.

Consolidated Statement of Income

Fiscal year ended October 2, 2016

(In thousands)

Sales	$246,153
Cost of sales	128,727
Gross profit	117,426
Operating expenses:
Selling expenses	31,360
General and administrative expenses	9,100
Compensation cost associated with stock option awards	976
Change in fair value of contingent liability to predecessor	776
Research and development expenses	7,490
Amortization of intangibles	11,873
Total operating expenses	61,575
Operating profit	55,851
Other expense:
Interest expense	29,324
Transaction costs	1,102
Total other expense	30,426
Income before income taxes	25,425
Income tax expense	9,072
Net income	$16,353

See accompanying notes to consolidated financial statements.

PIK HOLDINGS, INC.

Consolidated Statement of Comprehensive Income

Fiscal year ended October 2, 2016

(In thousands)

Net income	$16,353
Other comprehensive loss, net of tax – translation adjustment	(165)
Total comprehensive income	$16,188

See accompanying notes to consolidated financial statements.

PIK HOLDINGS, INC.

Consolidated Statement of Stockholders’ Equity

Fiscal year ended October 2, 2016

(In thousands, except share amounts)

	Common stock shares	Amount	Additional paid-in capital	Accumulated deficit	Accumulated other comprehensive loss	Total stockholders’ equity
Balance, September 27, 2015	138,001	$1	$140,236	$(91,762)	$(49)	$48,426
Net income	—	—	—	16,353	—	16,353
Foreign currency translation adjustment	—	—	—	—	(165)	(165)
Compensation cost associated with stock option awards	—	—	976	—	—	976

Balance, October 2, 2016	138,001	$1	$141,212	$(75,409)	$(214)	$65,590

See accompanying notes to consolidated financial statements.

PIK HOLDINGS, INC.

Consolidated Statement of Cash Flows

Fiscal year ended October 2, 2016

(In thousands)

Cash flows from operating activities:
Net income	$16,353
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,262
Amortization of debt issuance costs	1,456
Accretion of original issue discount costs	1,147
Provision for product warranty	4,624
Deferred tax benefit	(3,541)
Compensation cost associated with stock option awards	976
Other	9
Change in operating assets and liabilities:
Accounts receivable	(5,557)
Inventories	(7,442)
Refundable income taxes	1,392
Prepaid insurance	543
Other current assets	(235)
Accounts payable	4,810
Accrued income taxes	6
Payable to predecessor, net of revaluation	(3,615)
Accrued liabilities	(3,749)
Other long-term liabilities	(10)
Net cash provided by operating activities	23,429
Cash flows from investing activities:
Acquisition of property, plant and equipment	(5,564)
Proceeds from the sale of property, plant and equipment	14
Net cash used in investing activities	(5,550)
Cash flows from financing activities:
Principal payments on long-term debt	(24,000)
Net cash used in financing activities	(24,000)
Effect of exchange rate changes	(165)
Decrease in cash and cash equivalents	(6,286)
Cash and cash equivalents at beginning of period	13,636
Cash and cash equivalents at end of period	$7,350
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$26,857
Income taxes	11,221
Non-cash investing activities:
Acquisition of property, plant and equipment included in accounts payable at year-end	602

See accompanying notes to consolidated financial statements.

PIK HOLDINGS, INC.

Notes to Consolidated Financial Statements

October 2, 2016

(1)	Description of Business

Pik Holdings, Inc., a Delaware corporation, (and its subsidiaries collectively referred to as Company) was incorporated May 13, 2013 in anticipation of the purchase of 100% of the capital stock of EGWP Acquisition Corp., a Delaware corporation, and its subsidiaries. The acquisition occurred on July 8, 2013 (Acquisition). The primary operating entity and a wholly owned subsidiary is Water Pik, Inc. The Company is a leader in designing, manufacturing, and marketing personal healthcare products, including consumer and professional oral healthcare products and showerheads. The Company’s personal healthcare products are sold through a variety of channels, including home centers, mass merchandisers, drug store chains, specialty retailers, dental professionals, online and television.

Pik Holdings, Inc. does not have material activities, assets, or liabilities other than those of Water Pik, Inc.

(2)	Summary of Significant Accounting Policies
(a)	Principles of Accounting and Consolidation

The Company’s consolidated financial statements are presented in conformity with U.S. generally accepted accounting principles (U.S. GAAP), and include the accounts of Pik Holdings, Inc. and subsidiaries. The Company has eliminated all significant intercompany accounts and transactions in consolidation.

(b)	Fiscal Year

The Company operates on a 52 – or 53 – week fiscal year ending on the Sunday closest to September 30. The fiscal year ended October 2, 2016 included 53 weeks.

(c)	Use of Estimates

The preparation of consolidated financial statements in accordance with U.S. GAAP requires the Company to make estimates and assumptions that affect the reported amounts of its assets, liabilities, revenue, and expenses, and related disclosures of contingent assets and liabilities. Such estimates include the allowance for doubtful accounts receivable, excess and obsolete inventories, impairment of long‑lived assets, including goodwill and intangible assets, valuation allowance for deferred tax assets, useful lives for long‑lived assets and intangible assets, warranty accrual, customer and vendor rebates, and legal contingencies. The determination of the fair values of acquired assets and liabilities assumed, and the related determination of estimated lives of depreciable tangible and identifiable intangible assets, also require significant judgment. The Company believes the estimates used in the preparation of its consolidated financial statements are reasonable. Actual results may differ from those estimates.

(d)	Foreign Currency Translation

The financial statements of two of the Company’s subsidiaries are measured using local currency (Canadian dollars, British pounds and European euros) as the functional currency. Assets and liabilities of these subsidiaries are translated at the exchange rates in effect at the balance sheet date. Income and expenses are translated at average monthly rates of exchange prevailing during the period. The resulting translation adjustments are included in accumulated other comprehensive loss.

(Continued)

PIK HOLDINGS, INC.

Notes to Consolidated Financial Statements

October 2, 2016

(e)	Cash and Cash Equivalents

It is the Company’s policy to classify its short‑term, highly liquid investments in money market funds that hold investments with original maturities of three months or less as cash equivalents. As of October 2, 2016, money market funds of $4,600,000 were considered to be cash equivalents.

(f)	Accounts Receivable and Concentration of Risk

The Company grants credit terms in the normal course of business to its customers and markets products to a diverse customer base, located mostly in the United States and Canada. Trade credit is extended based upon periodic evaluations of each customer’s ability to meet or perform under their obligations. The Company does not normally require collateral or other security to support credit sales. The Company performs ongoing credit evaluations of its customers and adjusts credit limits based upon the customer’s payment history and creditworthiness, as determined through review of available credit information. The Company continuously monitors collections and payments from customers and maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. Estimated losses are based on historical experience and any specific customer collection issues identified.

(g)	Business and Credit Concentrations

The Company is subject to risks common in the consumer retail industries and more specifically, to the showerheads and consumer and professional oral healthcare product industries. These risks include, but are not limited to, loss of any significant customer, dependence on key suppliers, U.S. and foreign regulatory matters, and general economic conditions affecting demand for the Company’s products.

Based on the nature of the industries in which it operates, the Company will continue to depend on sales to key customers. Because it often takes significant time to replace lost business, it is likely that operating results would be adversely affected if one or more of the key customers were to cancel, delay, or significantly reduce orders in the future.

For the fiscal year ended October 2, 2016, two customers accounted for approximately 30% of sales.

In addition, the Company generates significant accounts receivable in connection with the products it sells to its key customers. Although its key customers are large corporations, if one or more of them were to become insolvent or were otherwise unable to pay, the Company’s operating results and financial condition could be adversely affected.

As of October 2, 2016, three customers accounted for approximately 47% of total accounts receivable.

(h)	Inventories

The Company values its inventory at the lower of its cost determined on the last‑in, first‑out (LIFO) method or market. The Company applies lower of cost or market provisions of U.S. GAAP to LIFO inventories based on reasonable groupings of inventory items and on an item‑by‑item basis for identified product obsolescence and product discontinuance.

(Continued)

PIK HOLDINGS, INC.

Notes to Consolidated Financial Statements

October 2, 2016

(i)	Property, Plant, and Equipment and Amortizable Intangibles

Property, plant, and equipment are stated at cost less accumulated depreciation. Depreciation is computed primarily by the straight‑line method over the estimated useful lives of the assets. Adjustments to these lives are made based on a regular review of the estimated remaining useful lives of assets. Depreciation is recorded in cost of sales or operating expenses depending on the nature or use of the specific asset. Expenditures for renewals and improvements are capitalized and expenditures for repairs and maintenance are charged to expense as incurred. When assets are retired or disposed of, the assets and related accumulated depreciation are removed from the balance sheet and any resulting gain or loss is reflected in other income.

Intangible assets that have finite useful lives are amortized to operating expense over their useful lives by the straight‑line method.

Long‑lived assets such as property, plant, and equipment, and purchased intangible assets subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long‑lived asset be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by an asset to the carrying value of the asset. If the carrying value of the long‑lived asset is not recoverable on an undiscounted cash flow basis, impairment is recognized to the extent that the carrying value exceeds its fair value. Fair value is determined through various valuation techniques, including discounted cash flow models, quoted market values, and third‑party independent appraisals, as considered necessary.

(j)	Goodwill and Indefinite‑Lived Intangible Assets

Goodwill is an asset representing the future economic benefits arising from other assets acquired in a business combination that are not individuality identified and separately recognized. Goodwill and indefinite‑lived intangible assets are reviewed for impairment at least annually or more frequently if a triggering event occurs between impairment testing dates. The Company’s impairment assessment begins with a qualitative assessment to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value prior to performing the two‑step goodwill impairment test. Each reporting unit’s fair value is assessed in light of certain events and circumstances, including macroeconomic conditions, industry and market considerations, cost factors, and other relevant entity – and reporting unit – specific events. If it is determined under the qualitative assessment that it is more likely than not that the fair value of a reporting unit is less than its carrying value, then a two‑step quantitative impairment test is performed. Under the first step, the estimated fair value of the reporting unit is compared with its carrying value (including goodwill). If the fair value of the reporting unit exceeds its carrying value, step two does not need to be performed. If the estimated fair value of the reporting unit is less than its carrying value, an indication of goodwill impairment exists for the reporting unit and the enterprise must perform step two of the impairment test (measurement). Under step two, an impairment loss is recognized for any excess of the carrying amount of the reporting unit’s goodwill over the implied fair value of that goodwill. The implied fair value of goodwill is determined by allocating the fair value of the reporting unit in a manner similar to a purchase price allocation in acquisition accounting. The residual fair value after this allocation is the implied fair value of the reporting unit goodwill. Fair value of the reporting unit under the two‑step assessment is determined using a discounted cash flow analysis. The selection and assessment of qualitative factors used to determine whether it is more likely than not that the fair value of a reporting unit exceeds the carrying value involves significant judgments and estimates.

(Continued)

PIK HOLDINGS, INC.

Notes to Consolidated Financial Statements

October 2, 2016

The Company performed its annual impairment assessment of goodwill and indefinite‑lived intangibles and concluded that there was no impairment for the fiscal year ended 2016.

(k)	Debt Issuance Costs and Original Issue Discount Costs on Long‑Term Debt

On April 7, 2015, the FASB issued ASU No. 2015-03, Interest – Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs, which requires debt issuance costs be presented in the balance sheet as a direct deduction from the carrying amount of the related liability. Such treatment is consistent with the presentation of debt discounts or premiums. Prior to the amendments in ASU No. 2015-03, debt issuance costs were reported in the balance sheet as an asset (i.e., a deferred charge), whereas debt discounts and premiums were, and remain, reported as deductions from, or additions to, the debt itself. Recognition and measurement guidance for debt issuance costs is not affected by the amended guidance.

Amortization of debt issuance costs and accretion of original issue discount costs are amortized to interest expense using the effective‑interest method over the term of the debt. Unamortized debt issuance costs associated with debt extinguishments are charged to interest expense in the period of extinguishment. Any applicable prepayment penalties related to voluntary loan payments are recorded as interest expense in the period paid.

(l)	Fair Value of Financial Instruments

The Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible. The Company determines fair value based on assumptions that market participants would use in pricing an asset or liability in the principal or most advantageous market. When considering market participant assumptions in fair value measurements, the following fair value hierarchy distinguishes between observable and unobservable inputs, which are categorized in one of the following levels:

•	Level 1 Inputs: Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the reporting entity at the measurement date.
•

Level 2 Inputs: Other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

•

Level 3 Inputs: Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at measurement date.

Financial instruments include cash equivalents, accounts receivable, accounts payable, accrued liabilities, and long‑term debt. Management believes the fair value of cash equivalents, accounts receivable, accounts payable, and accrued liabilities approximates their carrying value due to their short‑term nature. The fair value of long‑term debt is estimated based on anticipated interest rates that management believes would currently be available for similar issues of debt, taking into account its current credit risk and other market factors, and arm’s‑length trades for debt securities that are traded. The carrying value of the debt, excluding debt issuance costs and original issue discount costs, approximates fair value of long‑term debt as of October 2, 2016, and is classified within Level 2 of the fair value hierarchy of U.S. GAAP, as the fair value of the liability is estimated based on significant observable inputs.

(Continued)

PIK HOLDINGS, INC.

Notes to Consolidated Financial Statements

October 2, 2016

The availability of observable market data is monitored to assess the appropriate classification of financial instruments within the fair value hierarchy. Changes in economic conditions or model‑based valuation techniques may require the transfer of financial instruments from one fair value level to another. In such instances, the transfer is reported at the beginning of the reporting period. There were no transfers between Level 1, 2 or 3 during the fiscal year ended October 2, 2016.

(m)	Revenue Recognition

Revenue from the sales of products is recognized at the time title and risks and rewards of ownership pass (either when the products reach the free on‑board shipping point or destination depending on the contractual terms), the sales price is fixed and determinable, and collection is reasonably assured. Provisions for certain customer programs and incentive offerings, including promotions, cooperative advertising programs, and other volume‑based incentives, are accounted for as reductions in gross sales to arrive at net sales in the same period that the related sales are recorded. The Company provides for these items as reductions of revenue at the later of the date of the sale or the date the incentive is offered. These provisions are based on estimates derived from current customer agreements or program requirements and historical experience. The Company also allows credit for products returned within its policy terms. Such returns are estimated and an allowance is provided at the time of sale.

Shipping, handling, purchasing, receiving, inspecting, warehousing, and other costs of distribution are presented in cost of sales in the consolidated statement of income. The Company classifies shipping and handling fees charged to customers as revenue and shipping and handling costs retained by the Company as cost of sales in the consolidated statements of income. Revenue is reported net of estimated sales returns.

(n)	Rebates and Purchases of Raw Materials

The Company receives consideration in the form of rebates from certain vendors. When such consideration is probable and reasonably estimable, the Company recognizes reduction of inventory cost as earned, and reflects a reduction of cost of goods sold at the time that the related underlying inventory is sold to customers.

(o)	Research and Development Costs

Research and development costs consist primarily of salaries and related personnel expenses, legal fees, and third‑party fees related to the design, development, testing, and enhancement of the Company’s products and are expensed as incurred.

(p)	Advertising Costs

Advertising costs are expensed in the period incurred and are reflected as selling expenses in the consolidated statement of income. Advertising includes direct response television, print media, trade shows, market research, packaging, and promotional material costs. The Company incurred advertising costs of $12,937,000 for the fiscal year ended October 2, 2016.

(Continued)

PIK HOLDINGS, INC.

Notes to Consolidated Financial Statements

October 2, 2016

(q)	Warranty Costs

The Company provides for the estimated cost of product warranties at the time revenue is recognized. The Company generally warrants its consumer oral health products for a period up to three years and offers a limited lifetime warranty on its shower products. Factors considered in determining appropriate accruals for product warranty obligations include the size of the installed base of products subject to warranty protection, historical warranty claim rates, historical cost per claim, and knowledge of specific product failures that are outside its typical experience. The Company assesses the adequacy of its existing warranty liabilities and adjusts the amounts as necessary based on its actual experience and changes in future expectations.

(r)	Share‑Based Compensation

The Company accounts for its employee share‑based compensation awards in accordance with Accounting Standards Codifications (ASC) Topic 718, Compensation – Stock Compensation. ASC Topic 718 requires that all employee share‑based compensation is recognized as a cost in the financial statements and that for equity‑classified awards such cost is measured at the grant‑date fair value of the award.

(s)	Income Taxes

The asset and liability approach is used to recognize deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

In November 2015, the FASB issued ASU 2015-17, Balance Sheet Classification of Deferred Taxes, which requires all deferred tax assets and liabilities, and related valuation allowances, to be classified as noncurrent on the Company’s consolidated balance sheets. ASU 2015-17 is effective for the Company for annual periods in fiscal years beginning after December 15, 2017, and requires either prospective or retrospective adoption. The Company elected to early adopt the new standard for the current reporting period.

The Company considers the need to establish valuation allowances to reduce deferred income tax assets to the amounts that the Company believes are more likely than not to be recovered.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs.

(t)	Comprehensive Income (Loss)

Other comprehensive income (loss) reflects unrealized amounts resulting from currency translation adjustments.

(Continued)

PIK HOLDINGS, INC.

Notes to Consolidated Financial Statements

October 2, 2016

(u)	Recently Issued Accounting Standards

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers, which requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. An entity also should disclose sufficient quantitative and qualitative information to enable users of financial statements to understand the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The new standard is effective for the Company for annual periods in fiscal years beginning after December 15, 2018 (as amended in August 2015 by ASU 2015-14, Deferral of the Effective Date). The Company will implement the provisions of ASU 2014-09 as of October 2019. The Company has not yet determined the effect of the new standard on its current policies for revenue recognition.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which supersedes FASB ASC Topic 840, Leases, and makes other conforming amendments to U.S. GAAP. ASU 2016-02 requires, among other changes to the lease accounting guidance, lessees to recognize most leases on-balance sheet via a right of use asset and lease liability, and additional qualitative and quantitative disclosures. ASU 2016-02 is effective for the Company for annual periods in fiscal years beginning after December 15, 2019, permits early adoption, and mandates a modified retrospective transition method. The Company is currently evaluating the effect of this update on the consolidated financial statements.

(3)	Inventories

Inventories consist of the following (in thousands):

October 2, 2016
Raw material and supplies	$562
Work in process	224
Finished goods	33,085
Total inventories at lower of first-in, first-out cost or market	33,871
Adjustment to reduce values to LIFO basis	(1,272)
Total inventories, LIFO basis	$32,599

(Continued)

PIK HOLDINGS, INC.

Notes to Consolidated Financial Statements

October 2, 2016

(4)	Property, Plant, and Equipment

Property, plant, and equipment comprise the following (in thousands):

	Useful life (in years)	October 2, 2016
Land	—	$2,750
Buildings and improvements	3–20	8,985
Machinery and equipment	7	2,327
Tooling	3–5	16,432
Computers	3	1,221
Other	3–5	2,302
Property, plant, and equipment		34,017
Accumulated depreciation		(12,243)

Property, plant, and equipment, net		$21,774

Depreciation expense was $4,389,000 for the fiscal year ended October 2, 2016. Depreciation expense allocated to costs of sales was $3,306,000 for the fiscal year ended October 2, 2016. Depreciation expense allocated to operating expenses was $1,083,000 for the fiscal year ended October 2, 2016.

(5)	Intangible Assets and Other Assets

Intangible assets and other assets comprise the following (in thousands):

	Amortization period	October 2, 2016
Domestic customer relationships	14 years	$140,210
Trade names	Indefinite	84,040
Developed technology	9–12 years	20,100
International customer relationships	1.25–9 years	183
Noncompete agreements	2 years	21
Long-term deposits	N/A	224
		244,778
Less accumulated amortization		(38,527)
Total intangible assets, and other assets, net		$206,251

Amortization expense related to intangible assets was $11,873,000 ($10,035,000 customer and distributor relationships, $1,828,000 developed technology, and $10,000 noncompete) for the fiscal year ended October 2, 2016. The Company expects the intangibles with an associated finite life will be amortized over a weighted average remaining useful life of 10.4 years. Future amortization expense for finite‑lived intangibles at October 2, 2016 for the next five fiscal years will approximate $11,871,000, $11,863,000, and $11,863,000, $11,863,000, and $11,863,000 for fiscal years 2017, 2018, 2019, 2020, and 2021, respectively.

(Continued)

PIK HOLDINGS, INC.

Notes to Consolidated Financial Statements

October 2, 2016

(6)	Accrued Liabilities

Accrued liabilities comprise the following (in thousands):

October 2, 2016
Customer incentives	$7,796
Salaries, wages, related taxes, and withholdings	5,364
Warranty	2,383
Other	681
Interest	212
Total accrued liabilities	$16,436

The following table is a reconciliation of the changes in the Company’s aggregate warranty accrual (in thousands):

October 2, 2016
Balance at beginning of year	$2,380
Accrual for estimated warranty expenses	4,624
Actual warranty costs paid	(4,621)
Balance at end of year	$2,383
(7)	Long‑Term Debt

The Company’s long‑term debt comprises the following (in thousands):

October 2, 2016
First lien term loan	$259,768
Second lien term loan	107,000
Total long-term debt	366,768
Original issue discount and debt issuance costs, net	(9,198)
Long-term debt, net	$357,570

On July 8, 2013 and subsequently amended on August 4, 2015, the Company entered into first and second lien credit agreements with a group of lenders. The first lien credit agreement provides for a term loan not to exceed $290,000,000, plus a $25,000,000 revolving credit facility. The second lien credit agreement provides for a term loan not to exceed $130,000,000. Borrowings and letters of credit under the Company’s term loans and revolving credit facility are secured by virtually all assets of the Company. The first and second lien term loans and the revolving credit facility are individually or collectively referred to as the “Credit Agreement.”

(Continued)

PIK HOLDINGS, INC.

Notes to Consolidated Financial Statements

October 2, 2016

The first lien term loan matures on July 8, 2020, seven years from loan inception, and bears interest equal to a market rate, periodically selected by the Company, plus a stated and fixed margin of 3.75% to 4.75% depending on the market rate selected. The second lien term loan matures on January 8, 2021, seven and one‑half years from loan inception and bears interest equal to a market rate, periodically selected by the Company, plus a stated and fixed margin of 7.75% to 8.75% depending on the market rate selected. The revolving credit facility matures on July 8, 2018, five years from loan inception and bears interest equal to a market rate, plus a stated and fixed margin of 3.25% to 4.75% depending on the market rate selected and the total net leverage ratio of the Company, as defined in the Credit Agreement. For the first lien term loan, the Company may select one of two market rates, a Eurodollar Rate (LIBOR with a 1.0% minimum) or a Base Rate (U.S. Prime). For the year ended October 2, 2016, the first lien term loan bore interest at the Eurodollar Rate plus 4.75% (5.75% total). For the second lien term loan, the Company may select one of two market rates, a Eurodollar Rate (LIBOR with a 1.0% minimum) or a Base Rate (U.S. Prime). For the fiscal year ended October 2, 2016, the second lien term loan bore interest at the Eurodollar Rate plus 8.75% (9.75% total). For the revolving credit loan, the Company may select one of two market rates, a Eurodollar Rate (LIBOR with a 1.0% minimum) or a Base Rate (U.S. Prime). No borrowings were outstanding on the revolving credit facility as of October 2, 2016.

Quarterly principal payments in the amount of $537,500 are due on the last day of each fiscal quarter for the first lien term loan, unless previous voluntary payments have been made on the first lien term loan that would otherwise reduce or eliminate the need to make such quarterly payments. Mandatory prepayments may be required under certain circumstances, including sales of property or assets, sale or issuance of equity interests, incurrence or issuance of certain other indebtedness, extraordinary cash receipts, and for excess cash flows pursuant to the Credit Agreement. Additional optional repayments are permitted. Optional repayments of $17,000,000 were made during the fiscal year ended October 2, 2016 on the first lien term loan. Optional repayments of $7,000,000 during the fiscal year ended October 2, 2016, were made on the second lien term loan and included a $120,000 early payment penalty for the fiscal year ended October 2, 2016. No penalty is applicable to first lien term loan optional repayments. Pursuant to the Credit Agreement, the Company is subject to excess cash flow payment calculations. No mandatory excess cash flow payment is required for the fiscal year ended October 2, 2016, due to the optional repayments made during the current fiscal year.

Debt issuance costs were capitalized and are being amortized over the term of the loans utilizing the effective‑interest method. Debt issuance costs and unaccreted original issue discount costs of $9,198,000 and as of October 2, 2016, are classified as a discount to the first and second lien term loans and are accreted up to the full principal value outstanding over the remaining term of the loans also utilizing the effective‑interest method.

Both the amortization of debt issuance costs and accretion of original issue discount costs are classified as interest expense in the consolidated statement of income. For the year ended October 2, 2016, interest expense of $29,324,000, net of interest income of $15,000, comprises interest on both the first and second lien term loans of $26,736,000, amortization of the capitalized debt issuance costs in the amount of $1,456,000 and accretion of original issue discount costs in the amount of $1,147,000.

The first lien credit agreement provides for a commitment guarantee and issuance of letters of credit limited to credit availability. A fee is charged equal to 4.25% to 4.75% per annum of the nominal value of outstanding letters of credit depending on the market rate selected and the consolidated total net leverage ratio of the Company, as defined in the first lien credit agreement, plus a 0.125% fee charged by the issuing bank. At October 2, 2016, there were no letters of credit outstanding.

(Continued)

PIK HOLDINGS, INC.

Notes to Consolidated Financial Statements

October 2, 2016

The unused portion of the revolving credit facility is subject to an annual commitment fee of 0.5% per annum, payable quarterly.

These borrowing and credit facilities under the first and second lien credit agreements require the Company to be in compliance with specific financial and nonfinancial covenants and restrictions, including those relating to its indebtedness, liens, investments, asset sales, dividends and stock‑related payments, transactions with affiliates, a consolidated net leverage ratio, and capital expenditures. The Company was in compliance with these financial and nonfinancial covenants and restrictions at and for the fiscal year ended October 2, 2016.

(8)	Stockholders’ Equity

Authorized share capital as of October 2, 2016 consisted of 250,000 shares of $0.01 par value common stock, of which 138,001 shares were issued and outstanding as of October 2, 2016.

Stock compensation expense for the year ended October 2, 2016 of $976,000 is recorded as compensation cost associated with stock option awards in the accompanying consolidated statement of income.

(9)	Income Taxes
(a)	Income Taxes

Income tax expense consists of the following (in thousands):

Fiscal year ended October 2, 2016
Current:
U.S. federal	$11,485
State and local	1,079
Foreign jurisdiction	49
Total current	12,613

Deferred:
U.S. federal	(2,897)
State and local	(644)
Total deferred	(3,541)
Total income tax expense	$9,072

(Continued)

PIK HOLDINGS, INC.

Notes to Consolidated Financial Statements

October 2, 2016

(b)	Tax Rate Reconciliation

Income tax expense for the fiscal year ended October 2, 2016 was $9,072,000. This amount differs from the amount computed by applying the U.S. federal income tax rate of 35% for 2016 to pretax income as a result of the following (in thousands):

	Dollar and rate effect
	October 2, 2016
Expected tax expense	$8,898	35%
Permanent differences:
Travel and entertainment	100	1
Fair value adjustment for predecessor contingent liability	272	1
Other	(61)	—
State tax expense, net of federal benefit	508	2
Adjustment to previously filed tax returns	(290)	(1)
Foreign	49	—
Amended returns	(32)	—
Other	(372)	(2)
Income tax expense	$9,072	36%

(Continued)

PIK HOLDINGS, INC.

Notes to Consolidated Financial Statements

October 2, 2016

(c)	Deferred Taxes

Deferred income taxes result from temporary differences between the values of assets and liabilities for financial reporting purposes and their corresponding tax basis. Deferred income taxes represent future tax benefits or costs to be recognized when temporary differences reverse.

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities for the year are presented below (in thousands):

October 2, 2016
Deferred income tax assets:
Warranty reserve	$881
Allowance for returns/discounts	337
Accrued vacation/paid time-off	298
Bonus accrual	110
Accounts receivable	55
Transaction costs related to acquisition	611
Stock compensation costs	1,067
Total deferred income tax assets	3,359

Deferred income tax liabilities:
Inventory	(178)
Prepaid expenses and other	(194)
Section 481 adjustment for excess goodwill deduction	(217)
Property, plant, and equipment	(1,381)
Goodwill	(2,226)
Intangible assets	(70,518)
Total deferred income tax liabilities	(74,714)
Net deferred tax liabilities	$(71,355)

A valuation allowance is required for deferred tax assets if, based on available evidence, it is more likely than not that all or some portion of the asset will not be realized due to the inability to generate sufficient taxable income in future periods and/or of the character necessary to utilize the benefit of the deferred tax asset. The more‑likely than‑not criterion means the likelihood of realization is greater than 50%.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.

Although realization of the net deferred tax asset is not assured, management of Company feels that a valuation allowance is not needed at October 2, 2016 as it is more likely than not that all of the deferred tax assets will be realized as a result of the Company’s ability to generate sufficient taxable

(Continued)

PIK HOLDINGS, INC.

Notes to Consolidated Financial Statements

October 2, 2016

income in the periods and/or of the character necessary to utilize the full benefit of the deferred tax assets calculated at October 2, 2016. The Company believes it is no longer subject to federal income tax examinations for periods prior to the fiscal year ending September 30, 2012 and state income tax examinations for periods prior to fiscal year ended October 2, 2011.

During the fiscal year ended September 27, 2015, the Company was notified by the IRS of an audit of the predecessor federal tax return for the period ended July 7, 2013. The audit was completed during the current fiscal year and the IRS notified the Company that no adjustments would be made to the previously filed federal income tax return for the above‑mentioned period.

(10)	Defined‑Contribution Plan

Effective June 15, 2007, the Company implemented the Water Pik, Inc. 401(k) Plan (the Plan), which qualifies under Section 401(k) of the Internal Revenue Code. Under the Plan, U.S. employees may defer up to 60% of their annual compensation up to the annual maximum dollar amounts established by the IRS.

Effective January 1, 2008, the Plan was amended to adopt an automatic enrollment provision for all eligible employees at a 3% salary deferral level. During the current fiscal year, the automatic enrollment provision was increased to a 6% salary deferral level. Eligible employees have the option to decline participation in the Plan or to adjust their salary deferral percentage to a level lower or higher than the 6% automatic enrollment percentage. A discretionary employer contribution (also known as a Safe Harbor Nonelective Contribution) equal to 3% of eligible compensation was established for all eligible employees and vests immediately. The Plan also provides for additional discretionary contributions by the Company to the Plan, which was 1% of eligible calendar year compensation for the fiscal year ended October 2, 2016. The employer matching contribution percentage is $0.50 for every $1.00 deferred, up to 6% of the employee’s eligible compensation deferred and is subject to a four‑year vesting schedule.

Employer contributions for safe harbor and matching of $836,000 associated with the Plan were expensed for the fiscal year ended October 2, 2016. Based on employee assignment, contributions of $169,000 were allocated to cost of sales and $667,000 were allocated to operating expenses for the fiscal year ended October 2, 2016.

(Continued)

PIK HOLDINGS, INC.

Notes to Consolidated Financial Statements

October 2, 2016

(11)	Share‑Based Compensation

On July 8, 2013, the Company established the Pik Holdings, Inc. 2013 Stock Option Plan (the Plan), which authorizes equity awards to be granted for up to 26,286 shares of the common stock of the Company. Prior to the fiscal year ending September 27, 2015, 25,086 share options were awarded to certain members of management and 1,200 share options were awarded to independent directors of the Company. During the fiscal year ended October 2, 2016, a member of management resigned his position and forfeited 4,313 share options previously awarded to him, none of which were exercised. His replacement was awarded 2,200 share options on April 11, 2016 which have an exercise price of $1,070.15, the fair value of the common stock as time of grant as determined by the August 2015 third-party common stock valuation. The vesting schedule of the management awards are broken into two tranches, (i) 50% of which vest over the requisite service period (Time‑based awards) up to 5 years and (ii) 50% of which become exercisable when the Company has an “exit event” (Company Sale‑based awards) and achieves a certain “equity multiple” on the original “sponsor investments,” all of which are defined in the Plan. The awards have terms of up to 10 years. The grant-date fair value of all Time-based awards is expensed over the 5‑year vesting period. The grant‑date fair value of the Company Sale‑based awards will not be expensed unless the Company Sale condition is deemed probable. As of October 2, 2016, the Company Sale‑based award condition was not deemed probable.

In August 2015 and in connection with a 2015 dividend, the Company modified the exercise price of the Time‑based awards issued to independent directors of the Company from $1,000 to $646.50 and the exercise price of all of the Sale‑based awards issued to employees from $1,000 to $293.99. The Company estimated the modification created an incremental increase in the fair value of the awards of $148,000 and $1,928,000 for the Time‑based awards and Sale‑based awards, respectively. Of the incremental increase for the Time‑based awards, $59,000 was expensed in the fiscal year ending October 2, 2016. The entire increase in the fair value of the Sale‑based awards will not be expensed unless the Company Sale condition is deemed probable.

(Continued)

PIK HOLDINGS, INC.

Notes to Consolidated Financial Statements

October 2, 2016

The Company estimated the grant date fair value of the 2016 Time-based and Sale-based awards to both be $1,100,000, and was calculated based on the Black-Scholes-Merton model and used the following assumptions:

Volatility (1)	46%
Risk-free interest rate (2)	0.800
Expected dividend yield (3)	—
Expected term in years (4)	3.5
Weighted average fair value at grant	$986.10

(1)Since the Company does not have public traded equity securities, the volatility of the options has been estimated using peer group volatility information over a 3.5‑year period, the liquidity time horizon.

(2)The risk‑free interest rate is based on a blended rate of the prevailing 3- and 5-year market risk-free rates as of the Valuation Date, July 31, 2016.

(3)The Company does not plan to pay any dividends in the near future and current debt covenants restrict the ability to pay future dividends.

(4)The Company calculated the expected term based on the liquidity time horizon.

Total compensation expense related to share based options for the fiscal year ending October 2, 2016 was $976,000.

The following table summarizes stock option activity:

	Shares	Average exercise price	Contractual term (in years)
Outstanding September 27, 2015	26,286	$646.97	10
Granted	2,200	1,000
Exercised	—	—
Canceled or forfeited	(4,313)	—
Outstanding October 2, 2016	24,173
Exercisable at October 2, 2016	13,032
Vested at October 2, 2016	13,032

The following table summarizes the shares available for grant as stock options or other share‑based awards under the Plan:

Shares
Available for grant as of September 27, 2015	—
Authorized	—
Granted	(2,200)
Forfeited and available for reissuance	4,313
Available for grant as of October 2, 2016	2,113

(Continued)

PIK HOLDINGS, INC.

Notes to Consolidated Financial Statements

October 2, 2016

(12)	Commitments and Contingencies

Insurance Reserves and Legal Contingencies

A number of lawsuits, claims, and proceedings have been or may be asserted against the Company relating to the conduct of its business, including those pertaining to product liability, personal injury, patent infringement, commercial liability, employment and employee compensation, and benefits. The outcome of any such potential litigation cannot be predicted with certainty, and any such lawsuit, claim, or proceeding may be determined adversely to the Company. The Company does not believe that the disposition of any such potential matter is likely to have a material adverse effect on the financial condition or liquidity of the Company.

As a consumer goods manufacturer and distributor, the Company is subject to continuing risk of product liability and related lawsuits involving claims for substantial monetary damages. The Company has general liability, product liability, and workers’ compensation insurance coverage. The Company’s insurance coverage provides that its insurers directly pay all costs related to its general liability, product liability, and workers’ compensation claims, provided, however, the Company is required to reimburse its insurance carrier for policy deductibles and certain legal costs and expenses.

Loss accruals if and when accrued, for future claims are recorded to cover the probable retained loss portion of general liability, product liability, and workers’ compensation claims, including both asserted claims and incurred but not reported workers’ compensation claims. As of October 2, 2016, no such loss accruals were deemed necessary by the Company. Historical experience may not be indicative of future losses, and the resolution in any reporting period of one or more of these matters could have a material adverse effect on the Company’s results of operations for that period. The Company’s medical insurance and other employee benefit insurance coverages are under fully insured plans.

(Continued)

PIK HOLDINGS, INC.

Notes to Consolidated Financial Statements

October 2, 2016

(13)	Related‑Party Transactions

The Company has a professional services agreement with two related parties, MidOcean US Advisor, L.P. (MidOcean) and VCPE III LLC (Vulcan). As part of this agreement, an annual fee of $1,000,000, payable quarterly, is paid to the same two aforementioned parties, with 60% of the quarterly fee being paid to MidOcean and 40% being paid to Vulcan. The quarterly management fee is for executive and general management services. For the fiscal year ended October 2, 2016, such fees included in operating expenses were $1,000,000, all of which had been paid as of October 2, 2016.

The payable to predecessor on the accompanying consolidated balance sheet is a related‑party transaction and represents a payable of $3,200,000 related to a contingent liability, recorded at fair value, as of October 2, 2016. The contingent liability that is recalculated annually is based on the future expected tax benefit expected to be realized on tax returns of the Company that resulted from the predecessor’s stepped‑up basis that was carried forward to the new owners, and amounts payable are classified between current and long‑term liabilities based on the expected tax deductions to be realized in fiscal year 2017. The change in fair value for the fiscal year ended October 2, 2016, of $776,000 is recorded as a change in fair value of contingent liability to predecessor in the accompanying consolidated statement of income.

(14)	Subsequent Events

As of December 9, 2016, the date the consolidated financial statements were available to be issued, the Company has not identified any subsequent events, other than those previously identified, that require disclosure or inclusion in these consolidated financial statements.